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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Lyondell Chemical Company of the following reports, which appear in Lyondell Chemical Company's Annual Report on Form 10-K for the year ended December 31, 1999.

 . Our report dated February 18, 2000 on our audits of the consolidated financial statements of Lyondell Chemical Company as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999.

 . Our report dated February 25, 2000 on our audits of the financial statements of LYONDELL-CITGO Refining LP as of December 31, 1999 and for the year ended December 31, 1999 and the year ended December 31, 1997.

 . Our report dated February 18, 2000 on our audits of the consolidated financial statements of Equistar Chemicals, LP as of December 31, 1999 and 1998 and for each of the two years in the period ended December 31, 1999 and the period from December 1, 1997 (inception) to December 31, 1997.


PRICEWATERHOUSECOOPERS LLP

Houston, Texas
May 3, 2000